Exhibit 99.1

NEWS RELEASE
Lakes Entertainment, Inc.
130 Cheshire Lane
Minnetonka, MN 55305
952-449-9092
952-449-9353 (fax)
www.lakesentertainment.com
Traded: Nasdaq “LACOE”

FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030

FOR IMMEDIATE RELEASE:
Monday, August 8, 2005
LAKES ENTERTAINMENT, INC. RECEIVES NOTICE OF DELISTING
FROM NASDAQ
MINNEAPOLIS, August 8, 2005 — Lakes Entertainment, Inc. (Nasdaq “LACOE”). Lakes Entertainment, Inc. announced today that it has received notice from The Nasdaq Stock Market Listing Qualifications Department that the Nasdaq Listing Qualifications Panel has determined to delist Lakes’ common stock from the Nasdaq National Market effective as of the opening of business on August 10, 2005. As previously reported, Lakes has not filed its Annual Report on Form 10-K for the fiscal year ended January 2, 2005 (“2004 Form 10-K”) and its Quarterly Report on Form 10-Q for the quarter ended April 3, 2005 (“2005 First Quarter Form 10-Q”). The delay in filing both reports is the result of comments that Lakes received from the SEC staff pertaining to Lakes’ Annual Report on Form 10-K for the fiscal year ended December 28, 2003. These comments relate to Lakes’ accounting for development costs and advances to Indian tribes for the development of casinos as assets on its balance sheet. Lakes has not filed either the 2004 Form 10-K or 2005 First Quarter Form 10-Q pending a resolution of the comments. Lakes’ failure to timely file these reports resulted in noncompliance with Nasdaq Marketplace Rule 4310(c)(4) which is required for continued listing of Lakes’ common stock.
Lakes plans to appeal the decision of the Nasdaq Listing Qualifications Panel’s determination, but this will not delay or prevent the delisting of Lakes’ common stock as of the opening of business on August 10, 2005. There is no assurance that Lakes’ common stock will be relisted on The Nasdaq Stock Market as a result of its appeal or otherwise. Once delisted, Lakes expects that quotations for its common stock will appear in the Pink Sheets® (formerly the National Daily Quotation Bureau), where subscribing dealers can submit bid and ask prices on a daily basis.
Lakes remains committed to regaining compliance with all filing requirements and obtaining relisting of its common stock with The Nasdaq Stock Market as soon as possible and continues to work diligently toward completing and filing its delinquent reports. While Lakes is working expeditiously to resolve the SEC Staff’s comments, Lakes is unable to predict when it will be able to file its 2004 Form 10-K or its 2005 First Quarter Form 10-Q.
About Lakes Entertainment
Lakes Entertainment, Inc. currently has development and management agreements with six separate Tribes for new casino operations in Michigan, California, Texas and Oklahoma, a total of nine separate casino sites. In addition, Lakes has announced plans to develop a company owned casino resort project in Vicksburg, Mississippi. The Company also owns approximately 62% of WPT Enterprises, Inc. (Nasdaq “WPTE”), a separate publicly held media and entertainment company principally engaged in the development, production and marketing of gaming themed televised programming including the World Poker Tour television series, the licensing and sale of branded products and the sale of corporate sponsorships.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the relisting of Lake’s common stock on The Nasdaq Stock Market, the SEC staff comments that question various aspects of Lakes’ financial statements, which comments have not yet been resolved; possible delays in completion of Lakes’ casino projects, including various regulatory approvals and numerous other conditions which must be satisfied before completion of these projects; possible termination or adverse modification of management contracts; highly competitive industry; possible changes in regulations; reliance on continued positive relationships with Indian tribes and repayment of amounts owed to Lakes by Indian tribes; possible need for future financing to meet Lakes’ expansion goals; risks of entry into new businesses; reliance on Lakes’ management; the fact that the WPT shares held by Lakes are currently not liquid assets, and there is no assurance that Lakes will be able to realize value from these holdings equal to the current or future market value of WPT common stock. There are also risks and uncertainties relating to WPT that may have a material effect on the Company’s consolidated results of operations or the market value of the WPT shares held by the Company, including WPT’s significant dependence on the Travel Channel as a source of revenue; the potential that WPT’s television programming will fail to maintain a sufficient audience; the risk that competitors with greater financial resources or marketplace presence might develop television programming that would directly compete with WPT’s television programming; the risk that WPT may not be able to protect its entertainment concepts, current and future brands and other intellectual property rights; risks associated with future expansion into new or complementary businesses; the termination or impairment of WPT’s relationships with key licensing and strategic partners; and WPT’s dependence on its senior management team. For more information, review the Company’s filings with the Securities and Exchange Commission.